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                                                                    Exhibit 99.2

THE STANLEY WORKS                                                         [Logo]
Proxy for Special Meeting of Shareholders
[month day], 2002
Solicited on behalf of the Board of Directors

                  The undersigned shareholder of The Stanley Works appoints Stillman B. Brown, John M. Trani and Eileen S. Kraus, or any of them, proxies, with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name of the undersigned at the special meeting of shareholders to be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut at [time] on [month day], 2002, and any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.


                  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED BY THE TRUSTEE OF THE 401(k) PLAN IN PROPORTION TO ALLOCATED SHARES IN THE 401(k) PLAN FOR WHICH INSTRUCTIONS ARE RECEIVED, SUBJECT TO APPLICABLE LAW. SEE "THE SPECIAL MEETING -- VOTING YOUR SHARES HELD IN THE STANLEY ACCOUNT VALUE (401(k)) PLAN" ON PAGE 37 OF THE PROXY STATEMENT/PROSPECTUS.


                                      (Please date and sign on the reverse side)


                              FOLD AND DETACH HERE


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[X]  Please mark your
     votes as in this
     example.
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
Your 401(k) shares are subject to confidential voting.           The Board of Directors recommends a vote FOR Item 1.

CONTROL NUMBER:                ITEM 1. To approve the Agreement and Plan of           For         Against        Abstain
401(k) SHARES:                         Merger between The Stanley Works, Ltd.         [  ]          [  ]           [  ]
                                       and The Stanley Works, whereby The
                                       Stanley Works will change its place of
                                       incorporation from Connecticut to
                                       Bermuda by merging an indirect,
                                       wholly-owned subsidiary of The Stanley
                                       Works, Ltd. to be named Stanley
                                       Mergerco, Inc. (that will be formed
                                       prior to the special meeting) into The
                                       Stanley Works, which will be the
                                       surviving entity and become a
                                       wholly-owned, indirect subsidiary of The
                                       Stanley Works, Ltd., and pursuant to
                                       which each share of The Stanley Works
                                       will automatically convert into the
                                       right to receive a share of The Stanley
                                       Works, Ltd. and all current shareholders
                                       of The Stanley Works will become
                                       shareholders of The Stanley Works, Ltd.

                                       I plan to attend    |_|     Please change my address.    |_|
                                       the meeting.

                                                              Please sign exactly as
                                                              name appears hereon.
                                                              Joint owners should each
                                                              sign. When signing as
                                                              attorney, executor,
                                                              administrator, trustee or
                                                              guardian, please give
                                                              full title as such.


                                                              ________________________________

                                                              ________________________________
                                                              SIGNATURE(S),    DATE
                                                                                         (over)
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                              FOLD AND DETACH HERE


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  THIS IS YOUR PROXY,
YOUR VOTE IS IMPORTANT

                          VOTE BY TELEPHONE OR INTERNET

                              QUICK o EASY o IMMEDIATE


You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. Your telephone or Internet vote must be received by 11:59 a.m., New York time on [month day], 2002.


Telephone and Internet proxy voting is permitted under the laws of the state in which The Stanley Works is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.


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
VOTE BY PHONE:          CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59  a.m., New York time, on [month day], 2002.  Enter the control number located on your proxy card and follow the recorded instructions;

                                                OR

VOTE BY INTERNET:      GO TO THE WEBSITE:  http://www.eproxyvote.com/swk1 to vote over the Internet anytime up to 11:59  a.m., New
                                           ------------------------------
                       York time, on [month day], 2002.  Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the internet instruction;

                                                OR

VOTE BY MAIL:          Mark, sign and date your proxy card and return it in the postage-paid envelope.  Your proxy card must be received by EquiServe no later than 5:00 p.m., New York time, on [month day], 2002, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the special shareholders meeting.  If you are voting by telephone or the Internet, please do not mail your proxy card.  In addition, since only the trustee of the
                       401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the special meeting.

CONFIDENTIAL VOTING:   YOUR VOTE WILL BE HELD IN CONFIDENCE BY THE PROXY TABULATOR.
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